Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated August 29, 2025, relating to the financial statements of pan-Africa Corporation. I as of July 31, 2025 and for the period from July 9, 2025 (inception) through July 31, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 24, 2025